EXHIBIT 23(a)

          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-52525 of ENSERCH Corporation of our report dated February 10, 1997, appearing in the ENSERCH Corporation Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to us under the heading "Experts and Legality" in such Registration Statement.


          /s/ Deloitte & Touche LLP


          Dallas, Texas
          January 15, 1998